Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use {incorporation by reference} in this Registration Statement of Monar International Inc., on Form S-1 of our report dated October 7, 2009.  We also consent to the reference to us under the heading “Experts” in this registration statement.

MALONE & BAILEY, PC
www.malone−bailey.com
Houston, Texas

November 30, 2009